Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 12, 2009 on the consolidated financial statements of PlanGraphics, Inc. as of and for the years ended September 30, 2008 and 2007, included herein on the registration statement of Integrated Freight Corporation on Form S-4, Amendment No. 1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, Florida

July 29, 2009